UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

CPS TECHNOLOGIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-16088	04-2832509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 South Worcester Street, Norton, Massachusetts		02766
(Address of principal executive offices)		(Zip Code)

508-222-0614
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4( c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§ 240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPSH	NASDAQ Capital Markets

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 25, 2024, CPS Technologies Corp. (“CPS” or the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 14,519,215 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 7,377,711 shares, or 50.8% of the eligible common stock, were present either in person or by proxy. Based on the results reported by an independent inspector of elections, in excess of 65% of votes cast at the Annual Meeting were in support of each of the Company’s five nominees. The final results of the matters voted on at the Annual Meeting are provided below:

Proposal 1: The following individuals were elected as directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.

Director Name	For	For (%)	Against	Abstained
Grant C. Bennett	3,688,348	95.5	161,323	10,834
Francis J. Hughes, Jr.	3,737,833	96.8	117,603	5,069
Daniel C. Snow	3,772,194	97.7	83,142	5,169
Thomas M. Culligan	2,542,118	65.9	1,313,819	4,568
Ralph M. Norwood	3,733,507	96.7	122,432	4,566

Proposal 2:  Advisory vote to approve named executive officer compensation.

For	Against	Abstained
3,738,845(96.1%)	104,045(2.7%)	17,615(0.5%)

Proposal 3:  Ratification of selection of independent registered Public Accounting Firm

For	Against	Abstained
7,314,025(99.1%)	22,818(0.3%)	40,868(0.6%)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CPS Technologies Corp. (Registrant)
Date: April 29, 2024	/s/ Charles K. Griffith Jr. Charles K. Griffith Jr. Chief Financial Officer